UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2012

ANTHERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective February 6, 2012, the Board of Directors (the “Board”) of Anthera Pharmaceuticals, Inc. a Delaware corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved annual bonuses earned in respect of 2011 performance to be paid partially in the form of Restricted Stock Units, or RSUs, for certain of the Company’s employees, including certain of the Company’s named executive officers.

President and Chief Executive Officer, Paul F. Truex, requested his annual bonus to be paid entirely in RSUs.  The Board granted the request.

Chief Business Officer and Chief Financial Officer, Christopher P. Lowe, requested his annual bonus to be paid entirely in RSUs.  The Board granted the request.

RSUs approved for such named executive officers are as follows:

Named Executive Officer	RSUs Granted	% of Bonus Paid in RSUs
Paul F. Truex, President and Chief Executive Officer	37,984	100%
Christopher P. Lowe, Chief Business Officer and Chief Financial Officer	18,845	100%
Colin Hislop, M.D., Senior Vice President and Chief Medical Officer	9,923	60%
Debra Odink, Ph.D., Senior Vice President and Chief Technology Officer	7,418	60%
Georgina Kilfoil, Senior Vice President, Product Development and Project Management	5,243	50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012	Anthera Pharmaceuticals, Inc.

	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer